                                                                   EXHIBIT 10.22

                           ONTARIO SYSTEMS CORPORATION

                        TERMS AND CONDITIONS OF AGREEMENT

To promote a clear and mutual understanding of the relationship between Ontario Systems Corporation, ("OSC"), and you, our valued customer, these terms and conditions set forth our respective duties and obligations so that we will both know and understand what we can each expect of the other. Together with the Quotation which details the sales transaction between our companies, these documents serve to describe for you the services which we agree to perform and to legally protect OSC's intellectual property (our software, related documentation and services) from persons whose dishonest intentions or careless actions could potentially damage the ability of OSC to continue in business for the benefit of all our customers. This agreement becomes effective upon the date that the Quotation is signed by your authorized representative and OSC which indicates that we both accept our responsibilities under the agreement.

Over the years of writing contracts, we have tried to find ways to describe exactly what functionality you can expect of your software license without limiting the growth and maturation of the products. The best solution on how to word this has proven to be Product Description in outline form which we include in Exhibit A and attach to the back of this agreement.

Although we do not manufacture and sell hardware, most of our clients purchase their hardware through OSC along with our software license. If you have purchased hardware through OSC, we will agree to deliver the hardware listed on the quotation and you agree to pay for the hardware according to the terms on the Quotation. Upon delivery to your business, as directed on the Quotation, title and any risk of loss passes to you. Any shipping damages should be reported to OSC and the freight company responsible for the delivery immediately so that suitable corrective action can be taken; otherwise, the damage will be assumed to have happened after the delivery and will be your responsibility. Once the hardware has been installed, it is your responsibility to keep the hardware in good working order. OSC will be glad to work with you to recommend a reputable source of hardware maintenance services, and would expect that you would usually enter into a suitable maintenance contract since we do not provide such services. This will be for your protection since, in no event will OSC be liable for any actual, consequential, incidental or indirect damages resulting from hardware failures. Regardless of the condition of the hardware, your responsibilities regarding the other portions of this agreement do continue.

The Uniform Commercial Code creates a condition by law that has forced OSC to disclaim in this agreement the UCC warranties regarding the hardware. We are not hardware manufacturers; therefore, OSC HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with relation to said equipment. (Yes, they even want us to print that in upper case.) However, if the hardware vendor gives any written warranty to OSC, we will assign that warranty to you, our customer.

Since the computer will be operated at your site, you agree to create and maintain an appropriate environment for the computer system. With today's newer computer architectures, this is normally not a major problem since they tend to be less particular than people; however, OSC

                                                       Agreement - rev. 10/31/91
will be happy to provide guidelines for this requirement and you, our customer, simply agree to provide this environment as a reasonable way to avoid the problems associated with computer failure and its associated downtime.

The terms of delivery and installation are outlined on the Quotation document. Unless otherwise stated, your hardware maintenance company performs installation of the main computer system excluding terminals and printers. OSC is responsible for installing the software license under this agreement. You are responsible for installing all other cabling and miscellaneous accessories. As a matter of expedience for both OSC and you, we do require all our customers to designate a Project Manager to assist and coordinate the installation of the equipment and software. In order to provide the highest quality service possible, we will also require reasonable access to your facility, especially during the installation, to insure that all is going as well as possible. OSC assures you that we will proceed with all reasonable diligence to provide a prompt installation, and we hope and expect that you will fully cooperate with our efforts.

The terms of payment are also detailed on the Quotation document. We provide services in a wide geographic base, which means that we are subject to many taxing authorities. OSC will add to the prices under this agreement all appropriate sales or excise taxes regardless of how they are calculated or designated. Until payment in full of the amount designated on the quotation is received by OSC, you agree to grant and convey to OSC a security interest in the items listed on the Quotation, and you authorize us to sign and file UCC financing statements to evidence this security interest. OSC expects you to provide payments promptly on charges incurred from OSC in accordance with the agreement you are signing. We find that this plays an important part in establishing the type of relationship with which we both will be happy for many years.

We do go through a formal System Acceptance procedure so that we both know everything you have acquired under this agreement is installed and running properly. This includes a form which we ask you to sign indicating that you agree that the system is installed. Upon signing that document, called "FACS Operational Test" and attached to this agreement as Exhibit B, OSC certifies to you that the hardware and software have been properly installed, that the hardware has passed the standard testing procedures of your maintenance company at your site, and that the functions represented in this agreement are available and ready for your use. We can reasonably certify the items you have purchased from OSC. If you have purchased items from other vendors which do not work, we will be happy to consult with you at our normal consulting rate (currently $110/hour) to help you determine the most appropriate course of action, but a failure to pass the System Acceptance procedure that has been outlined in this paragraph and in Exhibit B due to other vendor's equipment, or due to your failure to cooperate with our efforts to install the system, will mean that the System Acceptance has occurred for the items acquired from OSC.

Unless other terms have been worked out and are stated on the quotation, OSC will provide training to you according to our standard training schedule outlined in Exhibit C. Reasonable travel expenses to include lodging, meals and round trip travel from OSC's office in Muncie, Indiana to your facility will be billed to you at cost. This policy has provided a very high quality of customer satisfaction over the years and we believe it will prove very adequate for you, as well. As with most of our services, additional training is available on a consulting basis at our current rates.

                                                       Agreement - rev. 10/31/91

Under this agreement, OSC provides you a non-exclusive and non-transferable license to use the current version of OSC's software module(s) described on the quotation, together with user manuals, machine readable code, related documentation, and any enhancements and program modifications as may be generally distributed to OSC's users under this agreement. We will refer to those items just listed as the "software package" throughout the remainder of this document. This agreement will also be binding on and for the benefit of the respective heirs, successors, and assigns of the parties of this agreement. While the license is not transferable without the consent of OSC, such consent will not be unreasonably withheld. In fact, you may assign this agreement to another party incident to the sale of your business without OSC's consent so long as: 1) you notify OSC of the assignment and the name and address of the assignee; 2) the assignee agrees in writing to be bound by all terms and conditions within this agreement; and 3) the assignee is not a competitor of OSC. The software package may not otherwise be assigned, leased, marketed, donated, nor commercially exploited without the advance, written consent of OSC. You are required to notify OSC in writing of any change in ownership so that OSC may continue to provide services to such a successor.

The software package is an important business asset of OSC. It is composed of confidential information and trade secrets which are the sole property of OSC. Therefore, we require that you agree to help us control the proliferation of our software by agreeing not to copy, duplicate, create, or recreate all or any part of the software package except as necessary for archival purposes. We require that you exercise all reasonable precautions to prevent unauthorized access to the software package in direct violation of the terms and conditions of this agreement. Since in this agreement, you are responsible for this confidential use of the software package, we ask you and expect that you will sign non-disclosure agreements with all employees who have access to the software package. This helps them understand your responsibility and binds them to help protect the interests of both OSC and your company. A sample non-disclosure agreement is attached to this agreement as Exhibit D.

All applicable rights to patents, copyrights, trademarks, and trade secrets in the software package or any changes, additions, enhancements or modifications are and will remain the sole and separate property of OSC, and any authorized copies made by you will include appropriate disclosures as requested by OSC. Similarly, OSC acknowledges that during the course of providing service to you under this agreement, OSC or its employees may be supplied with or come into possession of information which is proprietary to you. OSC agrees to keep all such information confidential and will take appropriate action to instruct OSC employees so as to maintain the confidentiality of your confidential information.

Providing you an appropriate warranty on a package that is growing and changing is similar to the problem of defining the software package. Therefore, OSC warrants that so long as OSC is providing maintenance services under this agreement, the software package shall have the functions and capabilities set forth in Exhibit A and as further defined by the current user manuals which document the software package. Since these manuals are very comprehensive, we think you will know exactly what you can expect of the software package. In the event that we fail to meet this warranty in a material way, we have outlined the following procedure which is the sole and exclusive remedy you will have. First, upon written notification from you of such a problem, OSC will with all reasonable speed, repair, replace or modify affected aspects of the software package. If OSC should be unable to repair, replace, or modify the affected aspects of

                                                       Agreement - rev. 10/31/91
the software package, you will be entitled to recover the difference in the value of the software package as warranted less its value in its defective condition, not to exceed the total purchase price paid by you for the software license as detailed in the Quotation. OSC must emphasize that under this agreement, OSC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. OSC is not liable for any other damages at all, including claims for lost profits, property damage, or any other loss or damage that is not specifically included in this agreement. This warranty expressed in this agreement will terminate immediately if any of these things should occur: 1) a material breach of any of the terms or conditions of this agreement; 2) you, the customer, modify the hardware or software without prior written approval of OSC; or 3) you, the customer, do not cooperate with OSC in OSC's efforts to repair, modify or replace the defective aspect of the package.

OSC believes you should be protected against any claims that the license to use the software package as described by this agreement infringes any other patents, copyrights, license, or property rights. OSC, at its own expense, will defend any action brought against you to the extent that it is based on such a claim, provided that you immediately notify us of any such claim. In no event should you attempt to settle such a claim without OSC's prior written approval. We know of no such possible claim, but if it should happen, OSC will have two options under this agreement. OSC may, at its option and expense, obtain the rights to make it non-infringing or replace or modify the package to make it non-infringing. If neither of these two options is reasonably practicable, OSC would, of necessity, discontinue the license granted in this agreement and refund the amount of money you have paid to acquire the license under this agreement. This is the total remedy which would be forthcoming to you if this circumstance occurred.

Likewise, OSC should be protected against unlawful use of the system or against any potential claim that could arise from your use or operation of the items acquired from OSC. Under this agreement, you agree to indemnify OSC against any and all claims and/or demands arising from the use or operation of the equipment or software package.

The license granted under this agreement will terminate on the fiftieth (50th) anniversary of the System Acceptance. This provides you with a very lengthy term for a software license and prevents OSC from offering licenses in perpetuity. OSC agrees that you may terminate this agreement upon (30) days written notice. OSC may terminate this agreement:

         1) upon sixty (60) days written notice if you fail to pay any sums owing to OSC under this agreement;

         2)       in the event that you terminate or suspend your business;

         3) upon sixty (60) days written notice if you, your officers, or employees materially violate any provision of this agreement, especially in the areas of confidentiality and non-disclosure.

Of course, if after receiving written notification from OSC as specified above you promptly initiate good faith efforts to cure such a problem and diligently complete those efforts, OSC will

                                                       Agreement - rev. 10/31/91
not terminate the license. In any event of termination, you are required to return to OSC the software package as it was delivered to you, including subsequent modifications, or destroy the software package and all copies and certify in writing that they have been destroyed. In any event, the obligations regarding confidentiality will continue indefinitely.

In order to provide you with high quality support of the software package after the sale, OSC provides maintenance services for the term of this agreement. Maintenance services consist of prompt off-site telediagnostic technical and/or operational assistance from 8:00 AM to 5:00 PM in your time zone Monday through Friday, except on holidays. Toll charges for telephone support time will be billed back to you at cost. Any shipping charges incurred by OSC to facilitate distributing enhancements will also be billed to you at cost. For these maintenance services, you are required to pay a monthly maintenance fee, beginning thirty (30) days after System Acceptance, the amount of which is stated on the quotation. Maintenance fees are charged on a tiered basis depending on the number of jobs licensed. If you adjust your job license by purchasing additional jobs, monthly maintenance fees will be adjusted to the current list price that corresponds to your current job level. If you purchase additional software options, such as Information Retrieval or Auto-Dial, your monthly maintenance fee will be adjusted to reflect the current list price of maintenance services on those options also. The monthly maintenance fee may be adjusted annually to correspond with changes in our standard list price for maintenance fees. Of course, OSC is not required to perform maintenance services if these fees are in default at the time a request for service is generated. Under this agreement, OSC also agrees to provide you with enhancements and/or modifications made to the software package that are generally made available to our customers so long as you are paying for maintenance services. The only additional charge to you will be for any media, shipping, and handling charges required to distribute such enhancements. Additional services may be obtained on a quotation basis for services requested beyond normal times or outside the scope of our normal maintenance service.

While providing maintenance services, situations arise where data is at risk. Because we must take this risk in order to serve you, OSC will have no liability with respect to performance or non-performance of maintenance services for consequential, incidental or exemplary damages even if it has been advised or is aware of the possibility of such damages. In any event, OSC's maximum liability regarding maintenance services is limited by this agreement to maintenance fees actually paid to OSC by you during the immediately preceding twelve (12) months.

OSC's remedy in cases of default on any of the duties or obligations described in this agreement may include, at OSC's option, any of the following:

         1) Declare the entire unpaid balance of any amounts which you have agreed to pay under this agreement immediately due and payable and requiring payment in full;

         2)       Realize upon any security interest granted to OSC;

         3) Obtain injunctive relief, specific performance, or any other relief legally available.

                                                       Agreement - rev. 10/31/91

OSC is an Indiana corporation; therefore, this agreement will be controlled by the laws of the State of Indiana and the proper venue for any proceeding against OSC will be Delaware County, Indiana. This agreement, which includes the Quotation document and attached exhibits, is the entire agreement between OSC and you, OSC's customer. If you have any material understanding that is not included in this contract, please modify the contract to reflect that understanding. Since this is the whole agreement, verbal agreements, representations, or other written agreements will not be construed as part of this agreement.

We agree that OSC and you will be excused from performance of the duties of this agreement caused in whole or in part as a result of an Act of God, war, civil disturbance, court order, labor dispute, or other cause beyond reasonable control. If any part of this agreement is deemed or declared by a court of competent jurisdiction to be invalid or unenforceable, all other terms and conditions will remain in full force and effect. No delay or omission by either of the parties to this agreement with respect to the terms of this agreement will impair the rights or powers which have been delayed, nor will such a delay be construed as a waiver of that right or power. OSC shall be entitled to recover, as part of any judgment against you, OSC's expenses and reasonable attorney fees.

If, as specified under this agreement, one party is required to give notice to the other, that notice will be in writing and will be deemed given if deposited in the United States Mail, with return receipt requested, and addressed as follows:

                  OSC:                       Ontario Systems Corporation
                                             201 East Jackson Street, Suite 200
                                             Muncie, Indiana  47305

                  You, OSC's Customer:       The address on the Quotation

The points covered in this agreement have proven to be effective protection for our many customers over the years. OSC certainly respects our privilege of serving you under this agreement, and we appreciate the respect that you demonstrate for the property rights of OSC by becoming a valued customer under this agreement.

                                                       Agreement - rev. 10/31/91

                                    EXHIBIT A

                            FACS PRODUCT DESCRIPTION

The following is a brief summary of the features and functions of FACS.

         A.       NEW BUSINESS

                  1.       Pre-Collect Letter Series

                  2.       Acknowledgments

                  3.       Automatic Transfer to Regular Collections

                  4.       Pre-Collect Statistical Reporting

         B.       REGULAR COLLECTIONS

                  1.       Cardless Office Operation

                  2.       Automatic Prioritization of Accounts

                  3.       Optima Automatic Telephone Dialing

                  4.       Automatic Allocation of Debtors to Collectors

                  5.       On-line Debtor History

                  6.       Regular Collections Statistical Reporting

                  7.       Collector Generated Letters

         C.       PRE-LEGAL COLLECTIONS

                  1.       Pre-Legal Letter Series

                  2.       Pre-Legal Collections Statistical Reporting

         D.       LEGAL COLLECTIONS

                  1.       Attorney Account Processing/Tracking

                  2.       Transmittal Documents

                  3.       Attorney Reports

                  4.       Legal Collections Statistical Reporting

         E.       FORWARDING AGENCY COLLECTIONS

                  1.       Forwarding Agency Account Processing/Tracking

                  2.       Forwarding Agency Reports

                  3.       Forwarding Agency Collections Statistical Reporting

         F.       TRUST ACCOUNTING

                  1.       On-line Payment Posting

                  2.       Client Statement Generation

                  3.       Client/Attorney Check Writing

                  4.       NSF Check Processing

                  5.       Cashier Balancing Report

                  6.       Attorney and Third-Party Statement Generation

                  7. Month-End Reports may be run at any time during the month.

                  8.       Post dated Check Sub-System

                                                       Agreement - rev. 10/31/91

         G.       MANAGEMENT REPORTS

                  1.       A/R Age Analysis

                  2. Collector Statistics: Day, Month-to-Date, Year-to-Date, and To-Date

                  3.       Client Activity Report

                  4.       Debtor Inventory Status Report

                  5.       Manager Cancel Report

                  6.       Postdated Check Report

                  7. Performance Reports: by Collector, by Client, by Salesman, and by Business Classification

         H.       DEMAND REPORTING

                  1.       Data Base Management Report Generation

                           a.       User Defined Report Generation

                           b.       Inquire into Data Base by Selected Criteria

         I.       DEBTOR INQUIRY

                  1. Accessible by Name, Partial Name, Agency Account Number, Client Account Number, Social Security Number of Debtor, Responsible Party, or Spouse.

         J.       ADDITIONAL FEATURES

                  1.       Automatic Linking of Multiple Accounts

                  2.       Support and Training

                  3.       Security Controlled by System Manager

                  4. Payments On-Line for Each of Last Sixty (60) Days by Collector

                  5.       Timed Call Back for Collectors

                                    EXHIBIT B

                              FACS OPERATIONAL TEST

1.       Add a User with Menu Level Security

2.       Add a Client

3.       Add an Account for Client in #2

4.       Print a Letter

5.       Find the Account by:

         A.       Client's Number

         B.       Social Security Number of:

                  1.       Debtor

                  2.       Responsible Party

                  3.       Spouse

         C.       Name or Partial Name of:

                  1.       Debtor

                  2.       Responsible Party

                  3.       Spouse

6.       Work Account:

         A.       Add Notes

         B.       Schedule Debtor for Payment

         C.       Send a Letter

7.       Add a Payment:

         A.       Direct Payment to Client

         B.       Partial Payment

         C.       Postdated Check

         D.       Payment to Agency

8.       Accept Payment from Client

9.       Run Client Statements

10.      See Totals on Screen and Hard Copy

TEST COMPLETED ON:                         ____________________________________

CUSTOMER:                                  ____________________________________

AS WITNESSED BY:                           ____________________________________

FOR ONTARIO SYSTEMS CORPORATION:           ____________________________________

                                                       Agreement - rev. 10/31/91

                                    EXHIBIT C

                        FACS TRAINING AND SUPPORT POLICY

The purchase price of FACS includes: sixty-four (64) hours (eight days) of consultation and training. Travel expenses will be billed net to the Customer and will include: round trip travel from Ontario Systems Corporation, Muncie, Indiana, to client's facility, lodging and meals.

Two OSC installer/trainers will be assigned to all FACS software installations utilizing 24-job licenses or above. Customer will be billed net for the above referenced charges for both installer/trainers.

The following is the recommended training schedule:

# of Days             Location             Description                 Recommended Attendees
---------             --------             -----------                 ---------------------
    3             OSC                 Conversion Consultation         Agency Manager,
                                      & Phase I Training              Collection Manager, and
                                                                      System Manager

    5             Client's Facility   Phase II Training of Key        Same as above plus other
                                      Personnel                       Key Personnel

ADDITIONAL TRAINING/CONSULTATION

Additional consultation and training is available upon request at our standard per diem rate, currently $800, plus expenses to include: round trip travel from Ontario Systems Corporation, Muncie, Indiana, to client's facility, lodging and meals.

                                                       Agreement - rev. 10/31/91

                                    EXHIBIT D

                            NON-DISCLOSURE AGREEMENT

         This Agreement, made and entered into this ___ day of _____________________, 199___, by and between
_____________________________________________ (hereinafter referred to as
"Employer"), and ___________________________________________ (hereinafter referred to as "Employee"),

                                WITNESSETH THAT:

         WHEREAS, Employer has acquired or has the right to use a certain FACS software package with related documentation from Ontario Systems Corporation (hereinafter referred to as "OSC"); and

         WHEREAS, said package with related documentation contain confidential information and trade secrets which belong to OSC; and

         WHEREAS, Employer will not continue the employment of Employee unless Employee assents to the terms of this Agreement; and

         WHEREAS, Employee desires to continue his/her employment and voluntarily assents to the terms hereof;

         NOW, THEREFORE, in consideration of the continued employment of Employee, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employee acknowledges that OSC FACS software package and related documentation are the sole and separate property of OSC and is composed of confidential information and trade secrets. Employee covenants and agrees to not copy, duplicate, create or recreate all or any part of such package or documentation, other than as required for Employer's normal operations.

         2. Employee agrees to not assign, lease, sell, market, donate or commercially exploit all or any part of said package and related documentation.

         3. This Agreement shall be binding upon the parties hereto and shall survive termination of Employee's employment for a period of two (2) years.

         4. OSC is an intended beneficiary of this Agreement and, upon failure of Employee to keep and perform the term and conditions herein, OSC or Employer may seek any and all remedies available at law or in equity including injunctive relief, together with costs and attorney's fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above-written.

                  "EMPLOYER"                  _________________________________

                  "EMPLOYEE"                  _________________________________

                           ONTARIO SYSTEMS CORPORATION
                        Terms and Conditions of Agreement
                           Guaranteed Contacts System

To promote a clear and mutual understanding of the relationship between Ontario Systems Corporation, ("OSC"), and you, our valued customer, these terms and conditions set forth our respective duties and obligations so that we will both know and understand what we can each expect of the other. Together with the Quotation which details the sales transaction between our companies, these documents serve to describe for you the services which we agree to perform and to legally protect OSC's intellectual property (our proprietary hardware, firmware, software, related documentation and services) from persons whose dishonest intentions or careless actions could potentially damage the ability of OSC to continue in business for the benefit of all our customers. This agreement becomes effective upon the date that the Quotation is signed by your authorized representative and OSC which indicates that we both accept our responsibilities under the agreement.

Over the years of writing contracts, we have tried to find ways to describe exactly what functionality you can expect of your product license without limiting the growth and maturation of the products. The best solution on how to word this has proven to be a Product Description in outline form which we include in Exhibit A and attach to the back of this agreement.

Since you have purchased hardware through OSC, we will agree to deliver the hardware listed on the quotation and you agree to pay for the hardware according to the terms on the Quotation. Upon delivery to your business, as directed on the Quotation, title and any risk of loss passes to you. Any shipping damages should be reported to OSC and the freight company responsible for the delivery immediately so that suitable corrective action can be taken; otherwise, the damage will be assumed to have happened after the delivery and will be your responsibility.

The Uniform Commercial Code created a condition by law that has forced OSC to disclaim in this agreement the UCC warranties regarding the hardware; therefore, OSC HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with relation to said equipment. (Yes, they even want us to print that in uppercase.)

Since the product will be operated at your site, you agree to create and maintain an appropriate environment for the Guaranteed Contracts System (GCS). With today's newer electronic architectures, this is normally not a major problem since they tend to be less particular than people; however, OSC will be happy to provide guidelines for this requirement and you, our customer, simply agree to provide this environment as a reasonable way to avoid the problems associated with potential GCS failure and its associated downtime. A wiring diagram is attached (Exhibit E) which details our requirements for your telephone lines. We agree that we will install a fully functional Guaranteed Contacts system provided you follow our requirements. OSC has consulted with your telephone system vendor and based upon that contact we recommend that you install sixteen (16) loop start analog Centrex telephone lines to be utilized by the OSC Guaranteed Contracts system.

 The terms of delivery and installation are outlined on the Quotation document. Unless otherwise stated, OSC performs installation of the main GCS system excluding wiring from the GCS unit to the various attendants and telephone trunk lines. OSC is responsible for installing the software licensed under this agreement. You are responsible for installing all other cabling and miscellaneous accessories. As a matter of expedience for both OSC and you, we do require all our customers to designate a Project Manager to assist and coordinate the installation of the GCS equipment and software. OSC assures you that we will proceed with all reasonable diligence to provide a prompt installation, and we hope and expect that you will fully cooperate with our efforts. OSC agrees that such installation will be completed no later than ninety (90) days from the date of execution of this agreement unless circumstances beyond your control prevent said installation (i.e., acts of God, lack of cooperation from you, etc.).

The terms of payment are also detailed on the Quotation document. We provide services in a wide geographic base, which means that we are subject to many taxing authorities. OSC will add to the prices under this agreement all appropriate sales or excise taxes regardless of how they are calculated or designated. Until payment in full of the amount designated on the quotation is received by OSC, you agree to grant and convey to OSC a security interest in the items listed on the Quotation, and you authorize us to sign and file UCC financing statements to evidence this security interest. OSC expects you to provide payments promptly on charges incurred from OSC in accordance with the agreement you are signing. We find that this plays an important part in establishing the type of relationship with which we both will be happy for many years.

We do go through a formal System Acceptance procedure so that we both know everything you have acquired under this agreement is installed and running properly. This includes a form which we ask you to sign indicating that you agree that the system is installed. Upon signing that document, called "Guaranteed Contacts Operational Test" and attach to this agreement as Exhibit B, OSC certifies to you that the hardware and software have been properly installed, that the hardware has passed the standard testing procedures at your site, and that the functions represented in this agreement are available and ready for your use. We can reasonably certify the items you have purchased from OSC. If you have purchased items from other vendors which do not work, we will be happy to consult with you at our normal consulting rate (currently $110/hour) to help you determine the most appropriate course of action, but a failure to pass the System Acceptance procedure that has been outlined in this paragraph and in Exhibit B due to another vendor's equipment, or due to your failure to cooperate with our efforts to install the system, will mean that System Acceptance has occurred for the items acquired from OSC.

Unless other terms have been worked out and are stated on the quotation, OSC will provide training to you according to our standard training schedule outlined in Exhibit C. Reasonable travel expenses to include lodging, meals and round trip travel from OSC's office in Muncie, IN to your facility will be billed to you at cost. This policy has provided a very high quality of customer satisfaction over the years and we believe it will prove very adequate for you, as well. As with most of our services, additional training is available on a consulting basis at our current rates.

Under this agreement, OSC provides you a non-exclusive and non-transferable license to use the current version of OSC's GCS system described on the quotation, together with user manuals, machine readable code, related documentation, circuit boards and any enhancements and program modifications as may be generally distributed to OSC's users under this agreement. We will refer to those items just listed as the "GCS System" throughout the remainder of this document. This agreement will also be binding on and for the benefit of the respective heirs, successors, and assigns of the parties of this agreement. While the license is not transferable without the consent of OSC, such consent will not be unreasonably withheld. In fact, you may assign this agreement to another party incident to the sale of your business without OSC's consent so long as: 1) you notify OSC of the assignment and the name and address of the assignee; 2) the assignee agrees in writing to be bound by all terms and conditions within this agreement; and 3) the assignee is not a competitor of OSC. The GCS System may not otherwise be assigned, leased, marketed, donated, nor commercially exploited without the advance, written consent of OSC. You are required to notify OSC in writing of any change in ownership so that OSC may continue to provide services to such a successor.

The GCS System is an important business asset of OSC. It is composed of confidential information and trade secrets which are the sole property of OSC. Therefore, we require that you agree to help us control the proliferation of our GCS System by agreeing not to copy, duplicate, create, or recreate all or any part of the GCS System except as necessary for archival purposes. We require that you exercise all reasonable precautions to prevent unauthorized access to the GCS System in direct violation of the terms and conditions of this agreement. Since in this agreement, you are responsible for this confidential use of the GCS System, we ask you and expect that you will sign non-disclosure agreements with all employees who have access to the software package. This helps them understand your responsibility and binds them to help protect the interests of both OSC and your company. A sample non-disclosure agreement is attached to this agreement as Exhibit D.

All applicable rights to patents, copyrights, trademarks, and trade secrets in the GCS System or any changes, additions, enhancements or modifications are and will remain the sole and separate property of OSC, and any authorized copies made by you will include appropriate disclosures as requested by OSC. Similarly, OSC acknowledges that during the course of providing service to you under this agreement, OSC or its employees may be supplied with or come into possession of information which is proprietary to you. OSC agrees to keep all such information confidential and will take appropriate action to instruct OSC employees so as to maintain the confidentiality of your confidential information.

Providing you an appropriate warranty on a package that is growing and changing is similar to the problem of defining the software package. Therefore, OSC warrants that so long as OSC is providing maintenance services under this agreement, the GCS System shall have the functions and capabilities set forth in Exhibit A and as further defined by the current user manuals which document the GCS System. Since these manuals are very comprehensive, we think you will know exactly what you can expect of the GCS System. In the event that we fail to meet this warranty in a material way, we have outlined the following procedure which is the sole and exclusive remedy you will have. First, upon notification from you of such a problem, OSC will repair, replace or modify affected aspects of the GCS System. If, within thirty (30) days of receipt of your invoice, OSC should be unable to repair, replace, or modify the affected aspects of the GCS System, you will be entitled to recover the difference in the value of the GCS System as warranted less its value in its defective condition, not to exceed the total purchase price paid by you for the GCS license as detailed in the Quotation and you will promptly provide OSC written notice of your intent to do so. OSC must emphasize that under this agreement, OSC

DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. OSC is not liable for any other damages at all, including claims for lost profits, property damage, or any other loss or damage that is not specifically included in this agreement. This warranty expressed in this agreement will terminate immediately if any of these things should occur: 1) a material breach of any of the terms or conditions of this agreement; 2) you, the customer, modify the hardware or software without prior written approval of OSC; or 3) you, the customer, do not cooperate with OSC in OSC's efforts to repair, modify or replace the defective aspect of the package.

OSC believes you should be protected against any claims that the license to use the GCS System as described by this agreement infringes any other patents, copyrights, licenses, or property rights. OSC, at its own expense, will defend any action brought against you to the extent that it is based on such a claim, provided that you immediately notify us of any such claim. In no event should you attempt to settle such a claim without OSC's prior written approval. We know of no such possible claim, but if it should happen, OS will have two options under this agreement. OSC may, at its option and expense, obtain the rights to make it non-infringing or replace or modify the package to make it non-infringing. If neither of these two options is reasonably practicable, OSC would, of necessity, discontinue the license granted in this agreement and refund the amount of money you have paid to acquire the license under this agreement. This is the total which would be forthcoming to you if this circumstance occurred.

Under this agreement, you agree to indemnify OSC against any and all claims and/or demands arising from the use or operation of the GCS System in violation of Federal or State law.

Unless either of us terminates this agreement for reasons described below, the license granted under this agreement will terminate on the fiftieth (50th) anniversary of the System Acceptance. This provides you with a very lengthy term for a software license and prevents OSC from offering licenses inperpetuity. OSC agrees that you may terminate this agreement upon thirty (30) days written notice. OSC may terminate this agreement:

         1) upon sixty (60) days written notice if you fail to pay any sums owing to OSC under this agreement;

         2)       in the event that you terminate or suspend your business;

         3) upon sixty (60) days written notice if you, your officers, or employees materially violate any provision of this agreement, especially in the areas of confidentiality and non-disclosure; or

         4) upon sixty (60) days written notice if you have failed to pay the monthly maintenance and license fee.

Of course, if after receiving written notification from OSC as specified above you promptly initiate good faith efforts to cure such a problem and diligently complete those efforts, OSC will not terminate the license. In any event of termination, you are required to return to OSC the GCS System as it was delivered to you, including subsequent modifications. In any event, the obligations regarding confidentiality will continue indefinitely.

In order to provide you with high quality support of the GCS System after the sale, OSC provides maintenance services for the term of this agreement to enable the GCS System to operate as documented. Unless on-site services are necessary, maintenance services consist of prompt off-site telediagnostic technical and/or operational assistance from 8:00 AM to 5:00 PM in your time zone, Monday through Friday, except for Holidays. Toll charges for telephone support time will be billed back to you at cost. Any shipping charges incurred by OSC to facilitate distributing enhancements will also be billed to you at cost. For these maintenance services, you are required to pay a monthly maintenance and license fee beginning thirty (30) days after System Acceptance, the amount of which is stated on the quotation. Maintenance and license fees are charged on a tiered basis depending on the number of jobs, telephone trunk lines, and attendant stations licensed. If you adjust your license by purchasing additional capacity, monthly maintenance and license fees will be adjusted to the current list price that corresponds to your configuration. The monthly maintenance and license fee may be adjusted annually to correspond with changes in our standard list price for maintenance fees. Of course, OSC is not required to perform maintenance services if these fees are in default at the time a request for service is generated. Under this agreement, OSC also agrees to provide you with enhancements and/or modifications made to the GCS System that are generally made available to our customers so long as you are paying maintenance and license fees. The only additional charge to you will be for any media, shipping, and handling charges required to distribute such enhancements. Additional services may be obtained on a quotation basis for services requested beyond normal times or outside the scope of our normal maintenance service. Of course, normal maintenance service does not include maintenance required for such things as your neglect, abnormal use of the GCS System, unauthorized repair or modification, natural disasters, or acts of God.

While providing maintenance services, situations arise where data is at risk. Because we must take this risk in order to serve you, OSC will have no liability with respect to performance or non-performance of maintenance services for consequential, incidental or exemplary damages even if it has been advised or is aware of the possibility of such damages. In any event, OSC's maximum liability regarding maintenance services is limited by this agreement to maintenance fees actually paid to OSC by you during the immediately preceding twelve (12) months.

OSC's remedy in cases of default on any of the duties or obligations described in this agreement may include, at OSC's option, any of the following:

         1) Declare the entire unpaid balance of any amounts which you have agreed to pay under this agreement immediately due and payable and requiring payment in full;

         2)       Realize upon any security interest granted to OSC;

         3) Obtain injunctive relief, specific performance, or any other relief legally available.

OSC is an Indiana corporation; therefore, this agreement will be controlled by the laws of the State of Indiana and the proper venue for any proceeding against OSC will be Delaware County, Indiana. This agreement, which includes the Quotation document and attached exhibits, is the entire agreement between OSC and you, OSC's customer. If you have any material understanding that is not included in this contract, please modify the contract to reflect that understanding. Since this is the whole agreement, verbal agreements representations, or other written agreements will not be construed as part of this agreement.

We agree that OSC and you will be excused from performance of the duties of this agreement caused in whole or in part as the result of an Act of God, war, civil disturbance, court order, labor dispute, or other cause beyond reasonable control. If any part of this agreement is deemed or declared by a court of competent jurisdiction to be invalid or unenforceable, all other terms and conditions will remain in full force and effect. No delay or mission by either of the parties to this agreement with respect to the terms of this agreement will impair the rights or powers which have been delayed, nor will such a delay be construed as a waiver of that right or power. OSC shall be entitled to recover, as part of any judgment against you, OSC's expenses and reasonable attorney fees. RCRS shall otherwise be entitled to recover, as part of any judgment against OSC, RCRS's expenses and reasonable attorney's fees.

If, as specified under this agreement, one party is required to give notice to the other, that notice will be in writing and will be deemed given if deposited in the United States Mail, with return receipt requested, and addressed as follows:

         OSC:                       Ontario Systems Corporation
                                    201 East Jackson Street
                                    Suite 200
                                    Muncie, Indiana  47303

         You, OSC's Customer:       The address on the Quotation

The points covered in this agreement have proven to be effective protection for our many customers over the years. OSC certainly respects our privilege of serving you under this agreement and we appreciate the respect that you demonstrate for the property rights of OSC by becoming a valued customer under this agreement.

                                    EXHIBIT A

                     GUARANTEED CONTACTS PRODUCT DESCRIPTION

I.       INTRODUCTION

         Guaranteed Contacts is an automatic telephone dialing system. It operates as an add-on module to FACS and is fully integrated with the FACS data base. It is designed to increase collector productivity by dialing many debtor telephone numbers for a group of collectors and only connecting the collectors to those calls which are answered. Therefore, the collector does not waste time dialing, re-dialing, or listening to the telephone ring.

II.      CONCEPT

         The basic concept of Guaranteed Contacts is to take the dialing process away from the collector and give it to a computer, obviously, the computer can dial much faster than a person, and without error. It can also dial several numbers simultaneously. This greatly increases the odds of contacting a debtor. Only those calls which are answered are transferred to a collector.

         The concept of "group dialing" further increases the efficiency of the dialing process. Group dialing consists of creating a pool of numbers to be dialed for a group of collectors. Therefore, as long as at least one collector is available to receive a call any prior calls may continue to ring. For example, the computer dials two numbers for each collector and there are two collectors waiting for a call (four numbers being dialed). If two of those calls are answered, the remaining two calls can continue to ring if a third collector becomes available. The remaining two calls were dialed in advance for the third collector; hence, his wait time drops significantly.

III.     CONTENTS

         Guaranteed Contacts is comprised of two major components: software written for the host computer and the actual Guaranteed contacts Box.

         A.       Host Software

         The host computer is connected to the Guaranteed Contacts Box by one standard RS 232 cable. Through this cable, the host computer feeds the Guaranteed Contacts Box with telephone numbers and receives the results of those calls (i.e., busy, no answer, etc.). The host accomplishes this task via two background processes. These two processes run unattended. They service the requests of the collectors such as "dial" and "hang up."

         B.       Guaranteed Contacts Box

         The Guaranteed Contacts Box (GCB) is similar to the host computer in size and appearance. However, it contains many different components.

         The GCB has a small computer which controls all GCS functions. Along with this computer are several proprietary printed circuit bards designed by Ontario Systems solely for Guaranteed Contacts. These boards use state-of-the-art technology in providing extremely efficient usage of the telephone dialers.

         The telephone dialers complete the make up of the GCB. There may be up to 32 dialers in the GCB. These dialers initiate the calls and then follow the progress of these calls. They then report whether the calls were busy, answered, or not answered. Each dialer requires a telephone line. This telephone line can be an extension from a PBX system or it can be direct cut side line.

         IV.      COLLECTOR INTERFACE

         The collector uses Guaranteed Contacts on the normal collect screen, therefore, all transactions and updates are online with the data base. Basically, the only difference between Guaranteed Contacts and the normal collect screen is the manner in which the account is brought onto the screen. Normally, the collector selects an account then dials the telephone number. With Guaranteed Contacts, the GCB does all the dialing. When a call is answered, it is immediately transferred to the collector's headset and the account is brought upon the screen. This process is discussed in more detail below.

         1. The collector has full control of the dialing process. At the "Account:" prompt on the collect screen, he simply presses the RETURN key. At that time, the GCB dials a predetermined amount of telephone numbers (i.e., two to four) out of a pool of numbers. As soon as one of those calls is answered, the name of the debtor is immediately displayed on the screen and the collector is connected to the telephone line through his headset. As he begins talking to the debtor, the account is displayed on his screen.

         2. The collector is automatically taken to the notes window where he finds the number dialed already placed at the beginning of his note. He then may continue typing the note or updating other windows as he speaks to the debtor.

         3. When the conversation is completed, the collector can hang up the headset by pressing a function key on his keyboard. The collector may also put the call on hold during the conversation.

         4. The collector also has the capability of dialing numbers directly - such as directory assistance. This is accomplished by typing in the number at the "Phone:" prompt. The call is immediately transferred to his headset, and the collector is responsible for following the progression of the call instead of the GCS.

         V.       MANAGER INTERFACE

         Guaranteed Contacts is very flexible in that it accommodates a variety of managerial styles. To accomplish this flexibility, the manager has control over the areas listed below.

         A.       System Parameters

         1.       Which portion the host computer is connected to the GCB?

         2. How many times does a call ring before the dialer disconnects it and reports a "No Answer?"

         3.       How many calls should be placed per collector?

         4. Whether or not notes are automatically added to an account for those calls which were busy, not answered, or did not go through.

         5.       The text for the above notes.

         6. The amount of time to wait before re-dialing numbers that were busy, not answered, or not completed.

         7. Whether accounts brought up on the collect screen are automatically transferred into the collectors route if the collector changes the account's disposition.

         B.       Pool Selection

         Guaranteed Contacts has the ability to dial for 1 to 32 pools at one time. The manager determines the assignment of collectors to a specific pool. The seed accounts selected to be dialed for each pool are determined based on the combination of the following criteria:

         1.       One or more departments

         2.       One or more clients

         3.       One or more dispositions

         4.       One or more collector routes

         5.       Minimum balance

         6.       Maximum balance

         7.       Wait Date


         C.       Pool Management

         Once the pool of numbers is selected, the manager determines the following:

         1.       which numbers on the account are to be dialed;

         2. in what order or sequence these numbers are to be dialed (assuming the debtor does not answer);

         3. how many times each number should be dialed before the account's disposition is charged and removed from the pool.

         D.       System Monitoring and Statistics

         In order for the manager to make effective use of Guaranteed Contacts, he needs accurate information about the running system at his disposal. This is accomplished via system monitoring and statistics.

         Two types of monitors are provided. One is an overall monitor which allows the manager to graphically view the following information as it changes (online):

         1.       The number of collectors using Guaranteed Contacts.

         2.       The number of dialers calling a number

         3.       The number of collectors talking.

         4.       The number and percent of:

                  a)       contacts

                  b)       busy signals

                  c)       no answers

         5.       Any error messages that occur.

         The second type of monitor graphically reveals the time a specific collector spends waiting for a call, talking, and updating the account.

         Statistics may be used by the manager to spot trends and problems for a group. This information includes such numbers as total calls made, average wait time per collector, and the average number of attempts before contacting the debtor.

                                    EXHIBIT B

                      GUARANTEED CONTACTS OPERATIONAL TEST

1.       Initialize dialers

2.       Select and create a pool of numbers to be dialed

3.       Allow attendant logon

4.       Direct dial (Collector specifies number)

5.       Auto dial (collector specifies number)

6. Predictive Dial (computer initiates dialing process), Power Dial, and Power Dial using the Dial _____ capability

7.       Monitor performance

         A.       system monitor

         B.       attendant monitor

         C.       supervisor monitor (if included with system)

8.       Display console messages

9.       Add notes to account

10.      Assign account to collector

TEST COMPLETED ON:                        ____________________________________

CUSTOMER:                                 ____________________________________

AS WITNESSED BY:                          ____________________________________

FOR ONTARIO SYSTEMS CORPORATION:          ___________________________________

                                    EXHIBIT C

                              GCBS TRAINING POLICY

The purchase price of Guaranteed Contacts includes: sixteen (16) hours (two working days) of consultations, installation and training. Travel expenses will be billed at net or a not-to-exceed cost of $1,000.00, whichever is less, to the Customer and will include: round trip travel from Ontario Systems Corporation, Muncie, Indiana, to client's facility, lodging and meals.

In the event Customer's site does not meet OSC's specifications prior to GCBS installation (as described in the attached Exhibit E), significant loss of training time and additional OSC support charges may result. If such a situation does exist, the OSC GCBS installer/trainer reserves the right to discontinue the installation and training until the site preparation is completed. New installation and training dates will be rescheduled. All additional travel expense (as described in paragraph 1 of this Exhibit) will again apply.

GC VOICE TRAINING

The purchase price of GC Voice includes eight hours (one day) of consultation to be conducted at OSC's facility.

ADDITIONAL TRAINING/CONSULTATION

Additional training and consultation is available upon request at our standard per diem rate, currently $800, plus expenses to include: round trip travel from Ontario Systems Corporation, Muncie, Indiana to client's facility, lodging, and meals.

                                    EXHIBIT D

                            NON-DISCLOSURE AGREEMENT

         This Agreement, made and entered into this ____ day of _______________, 200_, by and between ______________________________ (hereinafter referred to as
"Employer"), and ___________________________ (hereinafter referred to as "Employee"),

                                WITNESSETH THAT:

         WHEREAS, Employer has acquired or has the right to use a certain FACS software package with related documentation from Ontario Systems Corporation (hereinafter referred to as "OSC"); and

         WHEREAS, said package with related documentation contains confidential information and trade secrets which belong to OSC; and

         WHEREAS, Employer will not continue the employment of Employee unless Employee assents to the terms of this Agreement; and

         WHEREAS, employee desires to continue his/her employment and voluntarily assents to the term hereof;

         NOW, THEREFORE, in consideration of the continued employment of Employee, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employee acknowledges that the OSC FACS software package and related documentation are the sole and separate property of OSC and is composed of confidential information and trade secrets. Employee covenants and agrees to not copy, duplicate, create or recreate all or any part of such package or documentation, other than as required for Employer's normal operations.

         2. Employee agrees to not assign, lease, sell, market, donate or commercially exploit all or any part of said package and related documentations.

         3. This Agreement shall be binding upon the parties hereto and shall survive termination of Employee's employment for a period of two (2) years.

         4. OSC is an intended beneficiary of this Agreement and, upon failure of Employee to keep and perform the terms and conditions herein, OSC or Employer may seek any and all remedies available at law or in equity, including injunctive relief, together with costs and attorney's fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above-written.

"EMPLOYER"                               ____________________________________

"EMPLOYEE"                               ____________________________________